UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 6, 2011 (September 30, 2011)

Endo Pharmaceuticals Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard, Chadds Ford, PA		19317
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 558-9800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

On September 30, 2011, the Registrant’s wholly-owned subsidiary, Endo Pharmaceuticals Inc. (“Endo” or the “Company”) provided written notice to Mallinckrodt Inc. (“Mallinckrodt”) that the Company intends to let the Supply Agreement for Bulk Narcotics Raw Materials, as amended (the “Mallinckrodt Agreement”), expire effective September 30, 2013. The Mallinckrodt Agreement was entered into between Mallinckrodt and Endo effective July 1, 1998 for the commercial production and supply of certain narcotic active drug substances, in bulk form, for inclusion in Endo’s controlled substances pharmaceutical products. The Company will continue to purchase certain narcotic active drug substances, in bulk form, under the terms of the Mallinckrodt Agreement through the expiration date. There are no minimum annual purchase commitments under the Mallinckrodt Agreement and no early termination penalties. However, Endo will still be required to purchase a fixed percentage of its annual requirements of each narcotic active drug substance covered by the Mallinckrodt Agreement. The purchase price for these substances will remain at a fixed amount, adjusted on an annual basis.

The foregoing description of the Mallinckrodt Agreement is qualified in its entirety by reference to the full text of the Mallinckrodt Agreement, a redacted copy of which has been filed with the Securities and Exchange Commission as Exhibit 10.16 to the Registrant’s Registration Statement filed on June 9, 2000.

On September 30, 2011, the Registrant’s wholly-owned subsidiary, Vintage Pharmaceuticals, LLC (“Vintage”) provided written notice to Noramco, Inc. (“Noramco”) that Vintage intends to let the Supply Agreement, as amended (the “Normaco Agreement”), expire effective March 31, 2012. The Noramco Agreement was entered into between Noramco and Vintage effective January 1, 2001 for the commercial production and supply of certain narcotic active drug substances, in bulk form, for inclusion in Vintage’s controlled substance pharmaceutical products. Vintage will continue to purchase certain narcotic active drug substances, in bulk form, under the terms of the Noramco Agreement through the expiration date. There are no minimum annual purchase commitments under the Noramco Agreement and no early termination penalties. However, Vintage will still be required to purchase a fixed percentage of its annual requirements of each narcotic active drug substance covered by the Noramco Agreement. The purchase price for these substances will remain at a fixed amount, adjusted on an annual basis.

The foregoing description of the Noramco Agreement is qualified in its entirety by reference to the full text of the Noramco Agreement, a redacted copy of which has been filed with the Securities and Exchange Commission as Exhibit 10.17 to the Registrant’s Annual Report on From 10-K filed on February 29, 2011.

Endo and Vintage have each chosen to allow their above respective agreements to expire in connection with their respective ongoing initiatives relating to the sourcing of active pharmaceutical ingredients. Endo and Vintage each expects new agreements to be put into place prior to the expiration of the Mallinckrodt Agreement and the Normaco Agreement, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.
(Registrant)

By:	/S/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated: October 6, 2011